UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

SILVERBACK THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fairview Ave N, Suite 600 Seattle, Washington	98109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 456-2900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On July 21, 2022, Silverback Therapeutics, Inc., a Delaware corporation (“Silverback”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with ARS Pharmaceuticals, Inc., a Delaware corporation (“ARS”), a biopharmaceutical company focused on the development of neffy, a needle-free epinephrine nasal spray, for the emergency treatment of Type I allergic reactions, and Sabre Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Silverback (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into ARS, with ARS surviving the Merger as a wholly owned subsidiary of Silverback (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger (the “Effective Time”): (i) each share of ARS capital stock outstanding immediately prior to the Effective Time and after giving effect to the automatic conversion of all outstanding shares of ARS’s preferred stock (the “Preferred Stock Conversion”), excluding any shares held by ARS or Silverback or any of their respective subsidiaries and any dissenting shares, will be automatically converted solely into the right to receive a number of shares of Silverback common stock (the “Shares”) equal to the Exchange Ratio (as defined in the Merger Agreement), with any fractional shares rounded up to the nearest whole share of Silverback common stock; (ii) each option to purchase shares of ARS capital stock (each, an “ARS Option”) that is outstanding and unexercised immediately prior to the Effective Time under ARS’s 2018 Equity Incentive Plan (the “ARS Plan”), whether or not vested, will be converted into and become an option to purchase Silverback common stock, and Silverback will assume the ARS Plan and each such ARS Option in accordance with the terms of the ARS Plan and the terms of the stock option agreement by which such ARS Option is evidenced; and (iii) each warrant to purchase shares of ARS capital stock (each, an “ARS Warrant”) that is outstanding and unexercised immediately prior to the Effective Time and after giving effect to the Preferred Stock Conversion, will be converted into and become a warrant to purchase Silverback common stock, and Silverback will assume each ARS Warrant in accordance with its terms.

The equity holders of Silverback immediately prior to the Effective Time are expected to own approximately 37% of the aggregate number of outstanding shares of Silverback common stock immediately after the Effective Time, and the equity holders of ARS immediately prior to the Effective Time are expected to own approximately 63% of the aggregate number of outstanding shares of Silverback common stock immediately after the Effective Time on a fully-diluted basis using the treasury stock method, subject to certain assumptions, including, but not limited to, Silverback’s net cash at the closing of the Merger (the “Closing”) being $240 million. The percentage of the combined company that each party’s equity holders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including the amount of Silverback’s net cash at Closing.

Following the Closing, Rich Lowenthal will serve as the Chief Executive Officer of the combined company. Additionally, following the Closing, the board of directors of the combined company will consist of 10 directors and will be comprised of seven members designated by ARS and three members designated by Silverback.

The Merger Agreement contains customary representations, warranties and covenants made by ARS and Silverback, including customary non-solicitation restrictions.

In connection with the Merger, Silverback will prepare, file and mail a proxy statement and seek the approval of its stockholders to, among other things, approve the issuance of shares of Silverback common stock or other securities of Silverback pursuant to the Merger, which will represent (or are convertible into) more than 20% of the shares of Silverback common stock outstanding immediately prior to the Merger, and the change of control resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (the “Merger Proposal”).

The Closing is subject to certain customary closing conditions, including: (i) the required approvals by the parties’ stockholders; (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications; (iii) compliance by the parties with their respective covenants; (iv) no law or order preventing the Merger and related transactions; (v) the shares of Silverback common stock to be issued in the Merger being approved for listing on the Nasdaq Stock Market (subject to official notice of issuance); (vi) the expiration or termination of the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (vii) the

submission by ARS of its New Drug Application to the U.S. Food and Drug Administration for neffy™ (epinephrine nasal spray) 2 mg; (viii) the ARS stockholders not having exercised statutory appraisal rights; and (ix) Silverback’s net cash as of Closing being no less than $210 million nor greater than $255 million, subject to Silverback’s ability to declare a dividend equal to the net cash in excess of $255 million.

The Merger Agreement contains certain customary termination rights, including: (i) the right of either Silverback or ARS to terminate the Merger Agreement if Silverback’s stockholders fail to adopt and approve the Merger Proposal; and (ii) the right of either party to terminate the Merger Agreement if the board of directors of Silverback (the “Board”) changes or withdraws its recommendation in favor of the transactions or to enter into an alternative transaction.

Upon termination of the Merger Agreement by ARS or Silverback in certain circumstances a termination fee of $6 million may be payable by ARS to Silverback or by Silverback to ARS. Additionally, in the event of a termination under certain circumstances by Silverback to enter into an alternative superior transaction, a termination fee of $10 million may be payable by Silverback to ARS. Silverback has also agreed to reimburse ARS for up to $1.5 million in expenses if the Merger Agreement is terminated by either Silverback or ARS due to the failure to obtain the approval of the Merger Proposal from Silverback’s stockholders.

The Shares to be issued in the Merger will be offered and sold in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Appropriate restrictive legends will be affixed to the Shares.

Support Agreements

Concurrently with the execution of the Merger Agreement, the executive officers, directors and certain stockholders of Silverback entered into support agreements (the “Silverback Support Agreements”) in favor of ARS relating to the Merger representing approximately 31% of Silverback’s outstanding shares of common stock as of immediately prior to the date of the Merger Agreement. The Silverback Support Agreements provide, among other things, that such officers, directors and stockholders will vote all of their shares of Silverback common stock: (i) in favor of adopting the Merger Agreement and approving the Merger, the Merger Proposal, and the other transactions and actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party.

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of ARS entered into support agreements (the “ARS Support Agreements”) in favor of Silverback relating to the Merger representing approximately 83% of the outstanding shares of ARS capital stock immediately prior to the date of the Merger Agreement. The ARS Support Agreements provide, among other things, that such executive officers, directors and stockholders vote all of their shares of ARS capital stock: (i) in favor of adopting the Merger Agreement and approving the Merger, the Company Stockholder Matters (as defined in the Merger Agreement), and the other transactions and actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the Merger and (iii) against any acquisition proposal involving a third party.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) the executive officers, directors and certain stockholders of ARS representing approximately 84% of outstanding shares of ARS capital stock immediately prior to the date of the Merger Agreement and (ii) certain stockholders of Silverback and each executive officer and director of Silverback expected to continue as an executive officer or director of the combined company representing approximately 31% of Silverback’s outstanding shares of common stock as of immediately prior to the date of the Merger Agreement, entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which such executive officers, directors and stockholders accepted certain restrictions on transfers of the shares of Silverback common stock held by such executive officer, director or stockholder for the 180 day period following the Effective Time.

The foregoing descriptions of the Merger Agreement, the Silverback Support Agreement, the ARS Support Agreement and the Lock-Up Agreement, are not complete and are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 21, 2022, upon the signing of the Merger Agreement and in order to preserve cash resources, Silverback committed to reducing its workforce by approximately 73% by September 2, 2022 and the remaining 27% as of transaction close. All employees affected by the workforce reduction will be eligible to receive, among other things, severance payments based on the applicable employee’s level and years of service with Silverback and the continuation of group health insurance coverage for a specified time period post-termination. Each affected employee’s eligibility for the severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against Silverback.

As a result of this workforce reduction, Silverback estimates that it will incur severance-related charges of approximately $13 million in the third and fourth quarter of 2022, all of which will be cash expenditures. Silverback also estimates it will incur non-cash charges of approximately $2 million in the third and fourth quarter of 2022 relating to outstanding equity awards with accelerated vesting as a result of the workforce reduction. The severance-related and non-cash charges that Silverback expects to incur in connection with, or as a result of, the workforce reduction, are subject to a number of assumptions, and actual results may differ materially. Silverback may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction. If Silverback subsequently determines that it will incur additional significant costs and realignment charges, Silverback will amend this Current Report on Form 8-K to disclose such information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board approved certain amendments to compensatory arrangements with Silverback employees, including Silverback’s named executive officers (the “Amendments”). Silverback’s named executive officers include Dr. Laura Shawver (Chief Executive Officer), Dr. Valerie Odegard (President and Chief Scientific Officer) and Mr. Jonathan Piazza (Chief Financial Officer) (collectively, “Named Executive Officers”) to be effective upon the signing of the Merger Agreement.

Under the Amendments, (i) certain employees, including any Named Executive Officer who experiences, or is deemed to experience, a Change in Control Termination (as defined in Silverback’s Change in Control and Severance Benefit Plan (the “Severance Plan”)), will be eligible to receive an extension of the post-termination exercise period of the applicable employee’s stock options from three months to 12 months following a qualifying termination of service; and (ii) the Named Executive Officers will be eligible to receive severance benefits under the Severance Plan as if they each experience a Change in Control Termination, regardless of whether the Named Executive Officer’s actual termination date occurs during the Change in Control Period (as defined in the Severance Plan), subject to the Named Executive Officer’s execution and delivery of an effective general release of claims in favor of Silverback and satisfaction of all other requirements set forth in the Severance Plan.

Item 8.01	Other Events.

Press Release

On July 21, 2022, Silverback and ARS issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Investor Presentation and Conference Call Script

On July 21, 2022, representatives of Silverback and ARS will hold a conference call to investors, which investor presentation and conference call script are attached hereto as Exhibit 99.2 and Exhibit 99.3.

Employee Communication

On July 21, 2022, Silverback distributed an internal communication to its employees announcing the execution of the Merger Agreement and containing other details regarding the transactions contemplated by the Merger Agreement, which internal communication is attached hereto as Exhibit 99.4.

The press release, investor presentation, conference call script and the employee communication contain statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth therein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion, effects and potential benefits of the proposed Merger; the expected ownership percentages in the combined company; the expected management team and board of directors of the combined company; Silverback’s plans with respect to its reduction in workforce and the estimated costs and timing related thereto; and certain severance and other benefits that may become payable to Silverback’s named executive officers. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Silverback’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed Merger in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed Merger, including with respect to the approval of Silverback’s stockholders; potential delays in consummating the proposed Merger; the ability of the combined company to timely and successfully achieve the anticipated benefits of the proposed Merger; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed Merger on Silverback’s business relationships, operating results and business generally; costs related to proposed Merger; and the outcome of any legal proceedings that may be instituted against Silverback, ARS or any of their respective directors or officers related to the Merger Agreement or the proposed Merger. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Silverback’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Silverback’s web page at https://ir.silverbacktx.com/ by clicking on the link “Financials & Filings.”

The forward-looking statements included in this communication are made only as of the date hereof. Silverback assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed Merger, Silverback intends to file with the SEC preliminary and definitive proxy statements relating to the proposed Merger and other relevant documents. The definitive proxy statement will be mailed to Silverback’s stockholders as of a record date to be established for voting on the proposed Merger and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SILVERBACK, ARS, AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Silverback’s website at https://ir.silverbacktx.com/ or by contacting Silverback’s Investor Relations via email at IR@silverbacktx.com or by telephone at (206) 736-7946.

Participants in the Solicitation

Silverback and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Silverback in connection with the proposed Merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Silverback’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of the Stockholders, which was filed with the SEC on April 28, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Silverback’s stockholders in connection with the proposed Merger and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the proposed Merger.

These documents are available free of charge as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated July 21, 2022, by and among Silverback Therapeutics, Inc., Sabre Merger Sub, Inc. and ARS Pharmaceuticals, Inc.*

10.1	Form of Silverback Therapeutics, Inc. Support Agreement, dated July 21, 2022.

10.2	Form of ARS Pharmaceuticals, Inc. Support Agreement, dated July 21, 2022.

10.3	Form of Lock-Up Agreement, dated July 21, 2022.

99.1	Joint Press Release of Silverback Therapeutics, Inc. and ARS Pharmaceuticals, Inc., dated July 21, 2022.

99.2	Investor Presentation, dated July 21, 2022.

99.3	Conference Call Script, dated July 21, 2022.

99.4	Silverback Employee Communication, dated July 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERBACK THERAPEUTICS, INC.

Date: July 21, 2022	By:	/s/ Laura Shawver, Ph.D.
Laura Shawver, Ph.D. Chief Executive Officer